Exhibit 99.1

Citizens First Corporation Announces Third Quarter 2017 Results,  Increase in Common Dividend and Election of Two Corporate Directors

mailto:tkanipe@citizensfirstbank.com mailto:smarcum@citizensfirstbank.com
NEWS For Immediate Release	Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY,  October 19, 2017 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the nine months ended September 30, 2017 which include the following:

For the quarter ended September 30, 2017 the Company reported net income of $1.12 million, or $0.44 per diluted common share.  This represents a decrease of $13,000 from $1.14 million, or $0.45 per diluted common share, for the quarter ended September 30, 2016.    For the nine months ended September 30, 2017, net income totaled $3.14 million, or $1.23 per diluted common share.  This represents an increase of $23,000 from the net income of $3.11 million in the first nine months of the previous year.   “While profitability improved over the previous year, it was due primarily to lower operating expenses and credit costs,” said Todd Kanipe, President and CEO.

Income Statement Third Quarter 2017 Compared to Third Quarter 2016

Net interest income decreased $55,000, or 1.4%, as the yield on loans decreased and the cost of funds increased from the third quarter of the prior year.    The Company’s net interest margin was 3.68% for the quarter ended September 30, 2017, compared to 3.83% for the quarter ended September 30,  2016, a decrease of 15 basis points.  The Company’s net interest margin decreased primarily due to a decline in the yield on loans and an increase in the cost of interest-bearing liabilities.

There was a ($30,000) (credit) provision for loan losses in the third quarter of the current year compared to no provision in the third quarter of the prior year.

Non-interest income decreased $17,000, or 1.8%, from the prior year primarily due to a decrease in service charges on deposit accounts of $44,000 and gain on sale of mortgage loans of $31,000, partially offset by  an increase in other service charges and fees of $55,000.

Non-interest expense decreased $29,000, or 0.9%, from the prior year primarily due to a decrease in data processing services of $48,000 and other expenses of $37,000, partially offset by an increase in professional fees of $62,000.

Income Statement Current Year Compared to Prior Year

Net interest income decreased $183,000, or 1.6%, as the yield on loans decreased and the cost of funds increased from the prior year.  The Company’s net interest margin was 3.68% for the nine months ended September 30, 2017, and 3.89% for the nine months ended September 30, 2016, a decrease of 21 basis points.  The Company’s net interest margin decreased due to a decrease in the yield on average earning assets coupled with an increase in the cost of average interest-bearing liabilities.

Non-interest income decreased $57,000, or 2.1%, primarily due to a reduction in gains on the sale of securities of $78,000 and a decrease in service charges on deposit accounts of $103,000, offset by an increase in other service charges and fees of $100,000 and non-deposit brokerage fees of $38,000.

Non-interest expense decreased $369,000, or 3.7%, primarily due to reductions in most categories of expenses, including $152,000 in other expenses, $72,000 in personnel expenses and $100,000 in occupancy expenses.

Credit Quality

Non-performing assets totaled $2.6  million, or 0.58% of total assets, at September 30,  2017 compared to $23,000, or 0.01% of total assets at December 31, 2016, an increase of $2.6 million.   Two agricultural-related credits were moved to non-accrual status during the first quarter of 2017.  Collateral underlying one agricultural credit was sold at auction during the third quarter, and full payment of the loan principal in the amount of $1.2 million is anticipated to be received during the fourth quarter.

The allowance for loan losses at September 30,  2017 was $4.9 million, or 1.34% of total loans, compared to $4.9 million, or 1.35% of total loans as of December 31, 2016.  We consider the size, volume and credit quality of the loan portfolio as well as recent economic and other external influences to record the allowance for loan losses and provision for loan losses that is directionally consistent with our loan portfolio.

Balance Sheet

Total assets at September 30,  2017 were $455.4 million, the same level as December 31, 2016.  Loans increased $2.8 million, or 0.8%, from December 31, 2016 to September 30,  2017.  “Loan growth in the third quarter was lower than anticipated; however, we remain encouraged by our pipeline for the remainder of the year and improving loan demand in our markets,” Kanipe noted.  Deposits, primarily time deposits, decreased $7.8 million, or 2.1%, from December 31, 2016 to September 30,  2017.  Borrowings from the Federal Home Loan Bank increased $5.0 million, or 14.3%, from December 31, 2016 to September 30,  2017.

Stockholders’ equity increased to $45.4 million at September 30,  2017 from $42.4 million at December 31, 2016.  The book value per common share and tangible book value per common share ratios were $17.99 and $16.31, respectively, at September 30,  2017 compared to $17.54 and $15.40, respectively, at December 31, 2016.

Increase in Common Dividend

On October 19, 2017, the Board of Directors declared a cash dividend of $0.10 per common share payable November 16, 2017 to shareholders of record as of October 27, 2017, which represents a 25% increase in the semiannual dividend.  Dividends were most recently paid in May, 2017 at $0.08 per common share.  “Completing the conversion of preferred shares and eliminating the related costs in the second quarter of this year now gives us the ability to return more capital to our common shareholders.  We believe this increased common dividend is consistent with our goal of maximizing total shareholder return,” Kanipe added.

Appointment of Corporate Directors

On October 19, 2017, the Board of Directors appointed Mark Iverson as a Class II director of the Company and of the Bank, effective immediately, and Jeff Perkins as a Class II director of the Company and of the Bank, effective immediately.  “These gentlemen bring significant executive and financial experience to our board room as well as an understanding of the needs of consumer and business customers in our core markets,” Kanipe commented.

Mark Iverson, age 55, is a Certified Public Accountant, and the General Manager of Bowling Green Municipal Utilities in Bowling Green, Kentucky.  Mr. Iverson graduated from Western Kentucky University and currently resides in Bowling Green, Kentucky.  He serves on the Board of Directors of the Tennessee Valley Public Power Association and previously served as Chairman of the Board of the Bowling Green Area Chamber of Commerce.  It is expected that Mr. Iverson will serve on the Audit and Governance Committees of the Board.

Jeff Perkins, age 55, is a Certified Public Accountant and the President of Mid-South Lumber and Supply Company in Bowling Green, Kentucky.  Mr. Perkins graduated from Western Kentucky University and currently resides in Franklin, Kentucky. He has served as President of the Kentucky Building Material Association and served on the board and finance committees of the Independent Builders Supply Association.  It is expected that Mr. Perkins will serve on the Audit and Compensation Committees of the Board.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are current and future economic and business conditions; possible changes in trade, monetary, and fiscal policies, as well as legislative and regulatory changes; changes in the interest rate environment and our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; changes in the quality or composition of our loan or investment portfolios; increases in our nonperforming assets, or our inability to recover or absorb losses created by such nonperforming assets; and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Condition

	(In Thousands, Except Share Data and ratios)
	September 30,	December 31,	December 31,
	2017	2016	2015
Assets
Cash and due from financial institutions	$7,452	$8,542	$8,865
Federal funds sold	—	—	6,390
Interest-bearing deposits in other financial institutions	18,086	11,018	2,728
Available-for-sale securities	45,044	53,547	60,200
Loans held for sale	341	264	—
Loans	362,208	359,391	330,782
Allowance for loan losses	(4,852)	(4,854)	(4,916)
Premises and equipment, net	9,115	9,390	9,998
Bank owned life insurance (BOLI)	8,483	8,351	8,174
Federal Home Loan Bank (FHLB) stock, at cost	2,053	2,025	2,025
Accrued interest receivable	1,505	1,622	1,680
Deferred income taxes	1,105	1,464	1,328
Goodwill and other intangible assets	4,238	4,291	4,362
Other real estate owned	—	—	100
Other assets	597	371	465
Total Assets	$455,375	$455,422	$432,181
Liabilities
Deposits
Noninterest bearing	$51,306	$52,322	$48,522
Savings, NOW and money market	172,178	173,620	168,335
Time	139,113	144,497	153,531
Total deposits	362,597	370,439	370,388
FHLB advances and other borrowings	40,000	35,000	15,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	254	220	213
Other liabilities	2,083	2,399	2,056
Total Liabilities	409,934	413,058	392,657
Stockholders’ Equity
6.5% Cumulative convertible preferred stock	—	7,261	7,659
Common stock	33,081	25,920	25,406
Retained earnings	12,443	9,706	6,304
Accumulated other comprehensive income (loss)	(83)	(523)	155
Total stockholders’ equity	45,441	42,364	39,524
Total liabilities and stockholders’ equity	$455,375	$455,422	$432,181

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Interest and dividend income	$4,640	$4,593	$4,457	$4,572	$4,557
Interest expense	777	726	677	652	639
Net interest income	3,863	3,867	3,780	3,920	3,918

Provision (credit) for loan losses	(30)	—	30	—	—

Non-interest income
Service charges on deposit accounts	317	327	278	371	361
Other service charges and fees	317	301	264	245	262
Gain on sale of mortgage loans	79	88	68	97	110
Non-deposit brokerage fees	90	91	87	85	83
Lease income	53	80	52	52	61
BOLI income	44	45	43	44	45
Gain on sale of securities	25	—	23	—	20
Total non-interest income	925	932	815	894	942

Non-interest expenses:
Personnel expense	1,673	1,655	1,734	1,741	1,674
Net occupancy expense	449	446	461	471	481
Advertising and public relations	111	77	71	75	86
Professional fees	160	171	130	50	98
Data processing services	214	251	253	256	262
Franchise shares and deposit tax	132	132	132	132	132
FDIC insurance	52	49	49	47	58
Other real estate owned expenses	—	—	—	1	(8)
Other	415	432	461	457	452
Total non-interest expenses	3,206	3,213	3,291	3,230	3,235

Income before income taxes	1,612	1,586	1,274	1,584	1,625
Income taxes	490	478	367	481	490
Net income	1,122	1,108	907	1,103	1,135
Dividends on preferred stock	—	119	119	124	124
Net income available for common stockholders	$1,122	$989	$788	$979	$1,011
Basic earnings per common share	$0.44	$0.47	$0.39	$0.49	$0.50
Diluted earnings per common share	$0.44	$0.43	$0.36	$0.43	$0.45

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Average:
Assets	$449,770	$454,524	$452,265	$444,168	$442,042
Earning Assets	422,258	427,674	424,349	417,161	414,569
Loans	362,343	363,733	363,824	347,046	344,733
Interest-bearing deposits	312,668	319,883	314,939	310,336	304,473
Deposits	364,798	368,743	364,227	360,816	354,953
Borrowed funds	37,696	39,769	43,078	38,429	42,490
Equity	44,916	44,047	42,827	42,652	42,002
Common equity	44,916	38,240	35,718	35,391	34,741

Return on average assets	0.99%	0.98%	0.81%	0.99%	1.02%
Return on average equity	9.91%	10.09%	8.59%	10.29%	10.75%

Efficiency ratio	66.51%	66.10%	70.96%	66.20%	65.86%
Non-interest income to average assets	0.82%	0.82%	0.73%	0.80%	0.85%
Non-interest expenses to average assets	2.83%	2.84%	2.95%	2.89%	2.91%
Net overhead to average assets	2.01%	2.01%	2.22%	2.09%	2.06%
Yield on loans	4.73%	4.69%	4.60%	4.86%	4.86%
Yield on investment securities (TE)	2.68%	2.85%	2.87%	2.58%	2.66%
Yield on average earning assets (TE)	4.41%	4.37%	4.32%	4.42%	4.44%
Cost of average interest bearing liabilities	0.88%	0.81%	0.77%	0.74%	0.73%
Net interest margin (TE)	3.68%	3.69%	3.68%	3.80%	3.83%
Number of FTE employees	97	95	94	95	94

Asset Quality Indicators:
Non-performing loans to total loans	0.73%	0.80%	0.83%	0.01%	0.05%
Non-performing assets to total assets	0.58%	0.63%	0.65%	0.01%	0.04%
Allowance for loan losses to total loans	1.34%	1.36%	1.34%	1.35%	1.45%
YTD net charge-offs (recoveries) to average loans, annualized	—%	(0.01)%	(0.02)%	(0.01)%	(0.05)%
YTD net charge-offs (recoveries)	2	(13)	(22)	(23)	(130)

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Nine Months Ended
	September 30,	September 30,
	2017	2016
Interest and dividend income	$13,690	$13,569
Interest expense	2,180	1,876
Net interest income	11,510	11,693

Provision (credit) for loan losses	—	(85)

Non-interest income
Service charges on deposit accounts	922	1,025
Other service charges and fees	882	782
Gain on sale of mortgage loans	235	278
Non-deposit brokerage fees	268	230
Lease income	185	155
BOLI income	132	133
Gain on sale of securities	48	126
Total non-interest income	2,672	2,729

Non-interest expenses:
Personnel expense	5,062	5,134
Net occupancy expense	1,356	1,456
Advertising and public relations	259	245
Professional fees	461	415
Data processing services	718	781
Franchise shares and deposit tax	396	396
FDIC insurance	150	176
Other real estate owned expenses	—	16
Other	1,308	1,460
Total non-interest expenses	9,710	10,079

Income before income taxes	4,472	4,428
Income taxes	1,335	1,314
Net income	3,137	3,114
Dividends on preferred stock	238	371
Net income available for common stockholders	$2,899	$2,743
Basic earnings per common share	$1.30	$1.37
Diluted earnings per common share	$1.23	$1.23

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Nine Months Ended
	(In Thousands, Except Per
	Share Data and ratios)
	September 30,	September 30,
	2017	2016
Average:
Assets	$452,177	$438,103
Earning Assets	424,753	408,997
Loans	363,294	338,751
Interest-bearing deposits	315,822	311,945
Deposits	365,925	360,831
Borrowed funds	40,161	33,949
Equity	43,938	41,027
Common equity	39,659	33,745

Return on average assets	0.93%	0.95%
Return on average equity	9.55%	10.14%

Efficiency ratio	67.81%	68.79%
Non-interest income to average assets	0.79%	0.83%
Non-interest expenses to average assets	2.87%	3.07%
Net overhead to average assets	2.08%	2.24%
Yield on loans	4.67%	4.92%
Yield on investment securities (TE)	2.80%	2.73%
Yield on average earning assets (TE)	4.37%	4.51%
Cost of average interest bearing liabilities	0.82%	0.72%
Net interest margin (TE)	3.68%	3.89%
Number of FTE employees	97	96

Consolidated Financial Highlights (Unaudited)

	(In Thousands, Except Share Data and ratios)
	September 30,	December 31,	December 31,
Consolidated Capital Ratios	2017	2016	2015

Total shareholders’ equity to total assets ratio	9.98%	9.30%	9.15%
Tangible equity ratio (1)	9.13%	8.44%	8.22%
Tangible common equity ratio (1)	9.13%	6.83%	6.43%
Book value per common share	$17.99	$17.54	$16.18
Tangible book value per common share (1)	$16.31	$15.40	$13.97
End of period common share closing price	$23.84	$18.00	$13.74

(1)

The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

	(In Thousands, Except Share Data and ratios)
	September 30,	December 31,	December 31,
Regulation G Non-GAAP Reconciliation:	2017	2016	2015

Total shareholders’ equity (a)	$45,441	$42,364	$39,524
Less:
Preferred stock	—	(7,261)	(7,659)
Common equity (b)	45,441	35,103	31,865
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(141)	(194)	(265)
Tangible common equity (c)	41,203	30,812	27,503
Add:
Preferred stock	—	7,261	7,659
Tangible equity (d)	41,203	38,073	35,162

Total assets (e)	455,375	455,422	432,181
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(141)	(194)	(265)
Tangible assets (f)	$451,137	$451,131	$427,819
Shares outstanding (in thousands) (g)	2,526	2,001	1,969

Book value per common share (b/g)	$17.99	$17.54	$16.18
Tangible book value per common share (c/g)	$16.31	$15.40	$13.97
Equity to assets ratio (a/e)	9.98%	9.30%	9.15%
Tangible equity ratio (d/f)	9.13%	8.44%	8.22%
Common equity ratio (b/e)	9.98%	7.71%	7.37%
Tangible common equity ratio (c/f)	9.13%	6.83%	6.43%